AGREEMENT

      This AGREEMENT (this "Agreement") is made and entered into as of January 6, 2006, by and between Globetel Communications Corp., a Delaware corporation (the "Company"), and the stockholder identified on the signature page hereto (the "Purchaser").

      WHEREAS, the Company and the Purchaser are parties to a Subscription Agreement, dated as of August 30, 2005 (the "Purchase Agreement"), pursuant to which the Company issued and sold to the Purchaser certain convertible promissory notes and warrants. Capitalized terms used and not defined in this Agreement but defined in the Purchase Agreement shall have the respective meanings set forth in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Subject to the terms hereof, the Purchaser agrees to exercise in accordance with Section 6.2(b) the Class A Common Stock Purchase Warrant, dated August 30, 2005, it received pursuant to the Purchase Agreement (the "Warrant") on the Closing Date (as defined in Section 6.1). In consideration therefor, on the Closing Date, the Company will issue and deliver to the Purchaser a Common Stock Purchase Warrant in the form of Exhibit A (a "New Warrant"), entitling the holder thereof to purchase ___________ shares of Common Stock at a per share exercise price of $4.00, subject to adjustment as set forth in the New Warrant.

2. The Company hereby grants the following registration rights to the Purchaser with respect to the shares of Common Stock issuable upon exercise of the New Warrant ("New Warrant Shares"):

      2.1. Piggy-Back Registrations. If at any time following the date hereof the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-8 to register equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and, if within fifteen days after receipt of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such New Warrant Shares the Purchaser requests to be registered.

      2.2. Demand Registration. Following the one year anniversary of the date hereof, if the Company has not filed a registration statement with the Commission to enable the Purchaser to resell New Warrant Shares, upon a written request therefor from the Purchaser, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the New Warrant Shares which are the subject of such request for unrestricted public resale by the holder thereof.

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      2.3.  The New Warrant Shares shall be afforded all of the registration procedures and terms as are set forth in Sections 11.2 through 11.7 of the Purchase Agreement as if they were "Registrable Securities" thereunder. The Company further agrees to make such filings as may be necessary to ensure the continued effectiveness of Registration Statement No. 333-130119 filed under which the Warrant Shares are registered for resale by the Purchaser until such time as such Warrant Shares have been sold thereunder.

3.    The Company hereby represents and warrants to the Purchaser as follows:

      (a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder. The execution and delivery of this Agreement and the New Warrant by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each of this Agreement and the New Warrant has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      (b) Issuance of the Securities. The New Warrant Shares have been duly authorized and, when issued and paid for in accordance with the transfer of the New Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer under applicable securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon exercise of the New Warrant.

      (c) Bring Down of Certain Representations and Warranties. The Company hereby restates, as if first made as of and on the date of this Agreement, the representations and warranties set forth in the Purchase Agreement (as modified by the disclosure schedules to the extent they apply thereto) in Sections 5(a), (b), (d), (e), (f),
            (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t),
            (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (dd) and (ee); with the understanding that for purposes of this Agreement the term "Transaction Documents" therein shall refer not only to such term as defined in the Purchase Agreement but also to this Agreement and the New Warrant.


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

4. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

      (a) Authorization; Enforcement. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations under each. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser in connection therewith. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      (b) Bring Down of Certain Representations and Warranties. The Purchaser hereby restates, as if first made as of and on the date of this Agreement, the representations and warranties set forth in the Purchase Agreement in Section 4.

5. Right of First Refusal. Until the one year anniversary of the date hereof, the Purchaser shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or debt obligations, except in connection with an equity or equity-linked capital raise of at least $30,000,000 underwritten by a nationally recognized middle market or bulge bracket investment bank (such an issuance shall be an "Excepted Issuance"). The Company may not include any terms or provisions in the subsequent placement whereby the Purchaser would be required to agree to any restrictions in trading as to any securities of the Company owned by the Purchaser prior to such subsequent placement, and the Company must provide registration rights as to the securities issuable in such subsequent placement which are similar in all material respects to the registration rights contained in the Purchase Agreement. Should the Purchaser exercise its rights pursuant to this
      Section 5, the Purchaser shall have the right during the seven (7) business days following receipt of the notice to purchase all of such offered Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Purchaser shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right. After the expiration of such seven (7) business day period, should the Purchaser choose not to exercise its right pursuant to


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

      this Section 5, the Company shall, within twenty-one (21) days, publicly announce either the entering into of definitive agreements (and attach such agreements along with such public filing) with respect to such proposed sale of Common Stock (or equivalents thereof or securities convertible into Common Stock) by the Company or the termination of such transaction. Notwithstanding the foregoing, the Purchaser shall have no right of first refusal with regard to any financing provided solely by an officer or director of the Company or any shareholder rights plan approved by the Board of Directors.

6.    Closing.

      6.1. Closing. On the business day following the date hereof, or on such other date as the parties may agree (the "Closing Date"), the closing of the transactions contemplated by this Agreement shall occur (the "Closing").

      6.2.  Deliveries.

            a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

                  (1)   this Agreement, duly executed by the Company; and

                  (2)   a New Warrant, registered in the name of the Purchaser.

            b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

                  (1)   this Agreement, duly executed by the Purchaser; and

                  (2) an amount in United States Dollars equal to the product of the maximum number of Warrant Shares for which the Warrant may be exercised multiplied by the current per share exercise price, by wire transfer of immediately available funds to an account as specified in writing by the Company, minus the fees set forth in Section 7.1.

      6.3.  Closing Conditions.

            a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

                  (1) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

                  (2) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

                  (3)   the delivery by the Purchasers of the items set forth in
                        Section 6.2(b) of this Agreement.


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

            (b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

                  (1) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

                  (2) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

                  (3)   the delivery by the Company of the items set forth in
                        Section 6.2(a) of this Agreement;

                  (4) the filing by the Company by 8:30 a.m. Eastern time on the Closing Date of a press release disclosing the material terms of the transactions contemplated hereby and by 4:30 p.m. Eastern time on such date the filing by the Company of a Current Report on Form 8-K, attaching such press release, this Agreement and the New Warrant as Exhibits. Each such filing shall be reasonably acceptable to the Purchaser.

7.    Miscellaneous.

      7.1. Fees and Expenses. Each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

      7.2. Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      7.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

      7.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.


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

      7.5. Agreement Controls. If any topic is addressed both in the Purchase Agreement (or any document related thereto) and in this Agreement, this Agreement shall control.

      7.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      7.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

      7.8. Survival. The representations and warranties contained herein shall survive the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

      7.9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      7.10. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                            (Signature Pages Follow)


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                                GLOBETEL COMMUNICATIONS CORP.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]


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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity: _____________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________ Name of Authorized Signatory: _________________________________________________
Title of Authorized Signatory: ________________________________________________





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